EXHIBIT 32.1
CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICER
OF PAA NATURAL GAS STORAGE, L.P.
PURSUANT TO 18 U.S.C. 1350
I, Greg L. Armstrong, Chief Executive Officer of PAA Natural Gas Storage, L.P. (the “Company”), hereby certify that:
(i)	the accompanying report on Form 10-Q for the period ended June 30, 2011 and filed with the Securities and Exchange Commission on the date hereof (the “Report”) by the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ GREG L. ARMSTRONG
Name:	Greg L. Armstrong
Date: August 5, 2011